UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 7, 2007

Max Capital Group Ltd.
__________________________________________
(Exact name of registrant as specified in its charter)

Bermuda	000-33047	Not Applicable
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Max House, 2 Front Street, Hamilton, Bermuda		HM 11
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(441) 295-8800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On August 7, 2007, Max Capital Group Ltd. (the "Registrant") and Max Bermuda Ltd., a subsidiary of Registrant ("Max Bermuda"), entered into a credit agreement with various financial institutions as the lenders, and Bank of America, N.A. ("BOA"), as fronting bank, as administrative agent, and as letter of credit administrator for the lenders, with respect to a $450 million five-year senior secured credit facility for letters of credit to be issued for the account of Max Bermuda and certain of its insurance subsidiaries (the "Tranche A Facility") and a $150 million five-year unsecured senior credit facility for letters of credit to be issued for the account of Max Bermuda and certain of its insurance subsidiaries and loans to Max Bermuda and the Registrant (the "Tranche B Facility" and, together with the Tranche A Facility, the "Senior Credit Facility"). Subject to certain conditions, at the request of Max Bermuda the aggregate commitments of the lenders under the Senior Credit Facility may be increased up to a total of $800 million, provided that the Tranche B Facility commitments may not be more than 25% of the aggregate commitments under the Senior Credit Facility. The Senior Credit Facility replaces the Registrant’s and Max Bermuda’s credit agreement with BOA and various financial institutions dated as of June 1, 2005.

The Senior Credit Facility contains various covenants with which the Registrant and/or Max Bermuda must comply, including, but not limited to, limitations on incurrence of indebtedness, liens on assets, transactions with affiliates, mergers, consolidations, sales of assets and debt to capitalization ratios, as well as requirements relating to financial strength ratings, minimum net worth and eligible investments. Additionally, the Senior Credit Facility contains customary conditions, representations and warranties, events of default and indemnification provisions.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

10.1 Credit Agreement dated as of August 7, 2007 among Max Bermuda Ltd. and Max Capital Group Ltd., as borrowers, various financial institutions as the lenders, ING Bank N.V., London Branch and Citibank, NA, as co-syndication agents, Bank of America, National Association, as fronting bank, as administrative agent, and as letter of credit administrator for the lenders and Banc of America Securities LLC, as sole lead arranger and book manager.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Max Capital Group Ltd.

August 13, 2007	By:	Peter A. Minton

Name: Peter A. Minton
Title: EVP &Chief Operating Officer

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Exhibit Index

Exhibit No.	Description

10.1	Credit Agreement dated as of August 7, 2007 among Max Bermuda Ltd. and Max Capital Group Ltd., as borrowers, various financial institutions as the lenders, ING Bank N.V., London Branch and Citibank, NA, as co-syndication agents, Bank of America, National Association, as fronting bank, as administrative agent, and as letter of credit administrator for the lenders and Banc of America Securities LLC, as sole lead arranger and book manager.